Exhibit 99.1

Electriq Power Holdings, Inc. Helps Goleta Drive Toward its 100% Renewable Power Goal; Offers Residents Solar+Storage with Zero Up-Front Costs

WEST PALM BEACH, Fla., Aug 3, 2023 – Electriq Power Holdings, Inc. (NYSE: ELIQ) (“Electriq”), a provider of intelligent energy storage and management for homes and small businesses, today announced the signing of an agreement with the City of Goleta, launching a new program to deliver affordable, sustainable and resilient energy to Goleta residents through fully financed residential solar-plus-storage microgrids.

Through the program’s City-vetted Power Purchase Agreement (PPA), called the PoweredUp Network, all Goleta homeowners, regardless of means, will have access to a turnkey, distributed home energy solution, including smart battery storage. By signing up with the PoweredUp Network, residents can protect themselves and their homes from rising utility rates while creating a more resilient local grid infrastructure, furthering the City of Goleta’s renewable energy goals.

Electriq’s PoweredUp Network offers turnkey energy solutions that include everything needed for home energy independence – solar panels, batteries, software, project development, financing, installation, and grid services – with no up-front costs. These systems are available to homeowners in select geographic locations, regardless of income or credit history, including low- and moderate-income households. No credit checks or property liens are required.

“We are delighted to work with the City of Goleta to provide all its homeowners with the same opportunity to access sustainable and resilient energy, whatever their income,” said Frank Magnotti, CEO of Electriq Power. “In addition to its admirable goals around moving to 100% renewable energy, we know Goleta is also strongly committed to energy justice and equity in that transition. At Electriq, we believe that access to clean, dependable energy should not be limited due to financial constraints and are delighted to be a partner in helping the city reach its goals.”

In addition to the City of Goleta, Electriq entered into a similar agreement with San Luis Obispo Climate Coalition earlier this year and with the City of Santa Barbara last year. The PoweredUp Network program is available to homeowners throughout Santa Barbara and San Luis Obispo Counties and soon will be available to homeowners in the City of Goleta. Interested customers will be able to learn and sign up for the program at PoweredUpNetwork.com.

By connecting organizations, companies, cities and municipalities, and their local homeowners into sustainable community networks, Electriq is enabling a shared vision of making the planet a better place. Through these collaborations, as well as by providing a comprehensive solution portfolio, Electriq’s PoweredUp Network makes it possible to deliver complete, clean, affordable and resilient energy to all homeowners.

About Electriq

Electriq, a publicly traded company with the ticker symbol ELIQ, was founded in 2014 in Silicon Valley. provides turnkey intelligent energy storage and management solutions for homes and small businesses. Electriq’s solutions deliver low-cost clean energy, even during intermittent outages and inclement weather. Those solutions enable cities, municipalities and utilities to provide their constituents with a path to sustainable and resilient sources of energy, regardless of socio-economic status.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “scheduled,” “seek,” “should,” “will,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on the beliefs and assumptions of the management of Electriq. Although Electriq believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, Electriq cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Forward-looking statements contained in this press release include, but are not limited to, statements about the ability of Electriq to: execute its business strategy, including expansions in new geographies; continue to develop new energy storage systems and software-enabled services to meet constantly evolving customer demands; develop, design, and sell products and services that are differentiated from those of competitors; maintain key strategic relationships with partners and customers; and acquire new customers. These forward-looking statements are not guarantees of performance. You should understand that these statements are affected by factors set forth in Electriq’s filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the definitive Joint Proxy Statement/Consent Solicitation Statement/Prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2023, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Electriq assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Electriq does not give any assurance that it will achieve its expectations.

Investor & Media Enquiries for Electriq

Investor Contact: ir@electriqpower.com

Media Contact: media@electriqpower.com